EXHIBIT 10.31

EXECUTION COPY

STOCK AGREEMENT

AGREEMENT (this “Agreement”) made as of January 28, 2008, by and between Frederick’s of Hollywood Group Inc. (formerly Movie Star, Inc.), a New York corporation (the “Company”), and Thomas Rende (the “Employee”).

WHEREAS, in recognition of the Employee’s extraordinary efforts to close the transactions contemplated by the Agreement and Plan of Merger and Organization, dated as of December 18, 2006, as amended, by and among the Company, Fred Merger Corp. and FOH Holdings, Inc. (“Merger Agreement”), the Board of Directors of the Company (the “Board”) has authorized the issuance to the Employee of shares of the authorized but unissued common stock of the Company, $.01 par value (“Shares”) pursuant to the terms and conditions of the Company’s 2000 Performance Equity Plan (the “Plan”), conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

WHEREAS, the Employee desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

IT IS AGREED:

1. Grant of Shares. The Company hereby issues to the Employee the number of post-split Shares determined by dividing $75,000 by the last sale price of a share of the Company’s common stock the date hereof, rounded down in the aggregate to the nearest whole number. A certificate representing the Shares will be delivered to the Employee within three (3) business days after the date hereof. The Shares shall be fully vested and shall not be subject to forfeiture for any reason.

2. Withholding Tax. On the date hereof, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company.

3. Company Representations. The Company hereby represents and warrants to the Employee that:

(i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii) the Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

4. Employee Representations. The Employee hereby represents and warrants to the Company that:

(i) he is acquiring the Shares for his own account and not with a view towards the distribution thereof;

(ii) has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act within the last twenty-four (24) months and all reports issued by the Company to its stockholders;

(iii) he understands that he must bear the economic risk of the investment in the Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933, as amended (“Securities Act”), or an exemption therefrom is available thereunder; provided that he understands that the Company is under no obligation to register the Shares for sale under the Securities Act;

(iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

(vi) in the absence of an effective registration statement under the Securities Act, the certificates evidencing the Shares shall bear the following legend:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

5. Restriction on Transfer of Shares. Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Shares acquired by him without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt. Employee understands that he will be required to abide by all of the Company’s policies in effect, including the Company’s Insider Trading Policy, with respect to the ownership and trading of the Company’s securities.

6. Miscellaneous.

6.1 Notices. All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

6.2 Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

6.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

6.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except in writing executed by the Employee and the Company.

6.5 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law provisions.

6.7 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

6.8 Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the extent that the Shares or any payments or benefits provided hereunder are not considered compliant with Section 409A, the parties agree that the Company shall take all actions necessary to make such payments and/or benefits become compliant.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

EMPLOYEE	FREDERICK’S OF HOLLYWOOD GROUP INC. (formerly MOVIE STAR, INC.)

/s/ Thomas Rende	By:	/s/ Peter G. Cole
THOMAS RENDE	Name:	Peter G. Cole
	Title:	Executive Chairman

Address of Employee:		Address of Company: 1115 Broadway New York, New York 10010